Exhibit 99.1
Savers Value Village, Inc. Reports First Quarter Financial Results

Net sales increased 4.5%, or 7.1% in constant currency1
Comparable store sales increased 2.8%; U.S. up 4.2% and Canada up 0.6%
Company reaffirms 2025 outlook
Bellevue, WA - May 1, 2025 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended March 29, 2025 (the “first quarter”).
Highlights for the First Quarter; Comparisons are to the Thirteen Weeks Ended March 30, 2024
•Total Company net sales increased 4.5% to $370.1 million; constant-currency net sales1 increased 7.1%; and comparable store sales increased 2.8%.
•For the United States (“U.S.”), net sales increased 9.4% and comparable store sales increased 4.2%.
•For Canada, net sales decreased 4.1% due to the impact of foreign currency exchange rates; constant-currency net sales1 increased 2.2%; and comparable store sales increased 0.6%.
•Opened 2 new stores as planned, ending the first quarter with 353 stores.
•Net loss was $4.7 million, or $0.03 per diluted share, which included a $2.7 million pre-tax loss on extinguishment of debt. Net loss margin was 1.3%.
•Adjusted net income1 was $3.6 million, or $0.02 per diluted share.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $42.8 million and Adjusted EBITDA margin1 was 11.6%. Changes in foreign currency exchange rates negatively impacted Adjusted EBITDA1 by $1.5 million during the first quarter.
•Total active members enrolled in our U.S. and Canadian loyalty programs increased high-single digits to nearly 6.0 million.
Mark Walsh, Chief Executive Officer of Savers Value Village, Inc. stated, “We are pleased with the progress across our business in the first quarter, including almost 10% growth in the U.S. market and continued sequential improvement in Canada. We believe our focus on execution, selection and value are serving us well and position us for long term profitable growth.”
During the first quarter, the Company repurchased approximately 1.4 million shares of its common stock at a weighted average price of $8.43 per share. As of the end of the first quarter, the Company had $6.4 million remaining under its $50.0 million share repurchase program.
In addition, on February 6, 2025, the Company redeemed $44.5 million aggregate principal amount of Senior Secured Notes.

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Fiscal 2025 Outlook1
The Company’s outlook for the fifty-three weeks ending January 3, 2026 (“fiscal 2025”) remains unchanged from prior guidance, reflecting:

New store openings	25 to 30
Net sales	$1.61 billion to $1.65 billion
Comparable store sales growth over fiscal 2024[2]	0.5% to 2.5%
Net income	$36 million to $52 million, or $0.21 to $0.31 per diluted share
Adjusted net income[3]	$62 million to $77 million, or $0.37 to $0.46 per diluted share
Adjusted EBITDA[3]	$245 million to $265 million
Capital expenditures	$125 million to $150 million

[1] The Company’s outlook for fiscal 2025 assumes an exchange rate of 1 Canadian dollar (“CAD”) = 0.70 U.S. dollar (“USD”).
[2] Fiscal 2025 comparable store sales has been adjusted to remove the impact of the 53rd week for year-over-year comparative purposes.
[3] Adjusted net income and Adjusted EBITDA are not measures recognized under GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures.

Conference Call Information
A conference call to discuss the first quarter financial results is scheduled for today, May 1, 2025, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 549 8228 (international callers, please dial +1 289 819 1520) approximately 10 minutes prior to the start of the call. Please reference Conference ID 40748 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until May 1, 2026. To access the telephone replay, dial +1 888 660 6264 (international callers, please dial +1 289 819 1325). The access code for the replay is 40748#. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website for one year.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2025 outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other hihgly disruptive events and regulatory responses thereto; and each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors as they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.

The Company defines Adjusted net income as net loss excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, foreign currency exchange rate impacts, certain other adjustments, the tax effect on the above adjustments and the excess tax shortfall (benefit) from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by adjusted diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net loss excluding the impact of interest expense, net, income tax benefit, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, transaction costs, foreign currency exchange rate impacts and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the USD into the USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against the CAD and are affected negatively by a strengthening of the USD against the CAD. References to operating results on a constant-currency basis indicate operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen weeks ended March 29, 2025, as compared to the thirteen weeks ended March 30, 2024, the USD was stronger relative to the CAD and the Australian dollar which resulted in an unfavorable foreign currency impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Operations
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended
	March 29, 2025		March 30, 2024
	Amount	% of Sales	Amount	% of Sales
Net sales	$370,145	100.0%	$354,172	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	168,503	45.5	158,164	44.7
Salaries, wages and benefits	84,802	22.9	83,697	23.6
Selling, general and administrative	87,079	23.6	77,743	22.0
Depreciation and amortization	19,358	5.2	18,301	5.1
Total operating expenses	359,742	97.2	337,905	95.4
Operating income	10,403	2.8	16,267	4.6
Other expense (income):
Interest expense, net	14,814	4.0	16,076	4.5
(Gain) loss on foreign currency, net	(1,631)	(0.4)	956	0.3
Other expense, net	166	—	106	—
Loss on extinguishment of debt	2,718	0.7	4,088	1.2
Other expense, net	16,067	4.3	21,226	6.0
Loss before income taxes	(5,664)	(1.5)	(4,959)	(1.4)
Income tax benefit	(941)	(0.2)	(4,492)	(1.3)
Net loss	$(4,723)	(1.3)%	$(467)	(0.1)%
Net loss per share, basic	$(0.03)		$(0.00)
Net loss per share, diluted	$(0.03)		$(0.00)
Basic weighted average shares outstanding	158,584		161,247
Diluted weighted average shares outstanding	158,584		161,247

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	March 29, 2025	December 28, 2024
Current assets:
Cash and cash equivalents	$73,019	$149,967
Trade receivables, net	17,823	16,761
Inventories	39,108	34,288
Prepaid expenses and other current assets	31,330	24,634
Derivative assets – current	3,045	4,574
Total current assets	164,325	230,224
Property and equipment, net	285,428	270,123
Right-of-use lease assets	572,800	552,762
Goodwill	667,126	665,465
Intangible assets, net	158,415	159,330
Deferred tax assets, net	7,404	3,801
Other assets	3,690	3,790
Total assets	$1,859,188	$1,885,495
Current liabilities:
Accounts payable and accrued liabilities	$78,552	$83,039
Accrued payroll and related taxes	49,016	52,252
Lease liabilities – current	93,731	89,809
Current portion of long-term debt	—	6,000
Total current liabilities	221,299	231,100
Long-term debt, net	699,278	735,133
Lease liabilities – non-current	492,664	472,343
Other liabilities	32,134	25,239
Total liabilities	1,445,375	1,463,815
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	668,667	657,906
Accumulated deficit	(267,075)	(250,451)
Accumulated other comprehensive income	12,221	14,225
Total stockholders’ equity	413,813	421,680
Total liabilities and stockholders’ equity	$1,859,188	$1,885,495

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net loss	$(4,723)	$(467)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	11,536	19,129
Amortization of debt issuance costs and debt discount	1,420	1,401
Depreciation and amortization	19,358	18,301
Operating lease expense	34,029	31,450
Deferred income taxes, net	(3,589)	(20,811)
Loss on extinguishment of debt	2,718	4,088
Other items	(4,558)	(1,991)
Changes in operating assets and liabilities:
Trade receivables	(988)	(683)
Inventories	(4,715)	(2,590)
Prepaid expenses and other current assets	(6,935)	(6,291)
Accounts payable and accrued liabilities	(10,328)	1,234
Accrued payroll and related taxes	(4,068)	(20,465)
Operating lease liabilities	(29,822)	(29,283)
Other liabilities	1,084	1,178
Net cash provided by (used in) operating activities	419	(5,800)
Cash flows from investing activities:
Purchases of property and equipment	(20,583)	(22,494)
Settlement of derivative instruments, net	1,183	(59)
Net cash used in investing activities	(19,400)	(22,553)
Cash flows from financing activities:
Principal payments on long-term debt	(44,500)	(51,000)
Payment of debt issuance costs	—	(111)
Prepayment premium on extinguishment of debt	(1,335)	(1,485)
Proceeds from stock option exercises	54	2,958
Repurchase of common stock under share repurchase program	(11,842)	—
Repurchase of shares and shares withheld for taxes	(170)	—
Settlement of derivative instrument, net	—	2,362
Principal payments on finance lease liabilities	(700)	(346)
Net cash used in financing activities	(58,493)	(47,622)
Effect of exchange rate changes on cash and cash equivalents	526	(1,797)
Net change in cash and cash equivalents	(76,948)	(77,772)
Cash and cash equivalents at beginning of period	149,967	179,955
Cash and cash equivalents at end of period	$73,019	$102,183

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Loss Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net loss per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of operations:

	Thirteen Weeks Ended
(in thousands, except per share data)	March 29, 2025	March 30, 2024
Numerator
Net loss	$(4,723)	$(467)
Denominator
Basic weighted average shares outstanding	158,584	161,247
Dilutive effect of employee stock options and awards	—	—
Diluted weighted average shares outstanding	158,584	161,247
Net loss per share
Basic	$(0.03)	$(0.00)
Diluted	$(0.03)	$(0.00)

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	March 29, 2025	March 30, 2024	$ Change	% Change
Net sales:
U.S. Retail	$210,765	$192,580	$18,185	9.4%
Canada Retail	128,635	134,119	(5,484)	(4.1)%
Other	30,745	27,473	3,272	11.9%
Total net sales	$370,145	$354,172	$15,973	4.5%
Segment profit:
U.S. Retail	$38,998	$40,621	$(1,623)	(4.0)%
Canada Retail	$25,316	$34,713	$(9,397)	(27.1)%
Other	$8,690	$8,656	$34	0.4%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call to be held on May 1, 2025, discussing the Company’s financial condition and results of operations for the first quarter.

The following unaudited table presents a reconciliation of net loss and net loss per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended
(in thousands, except per share amounts)	March 29, 2025	March 30, 2024
Net loss:
Net loss	$(4,723)	$(467)
Loss on extinguishment of debt(1)(2)	2,718	4,088
IPO-related stock-based compensation expense(1)(3)	8,879	17,993
Transaction costs(1)(4)	—	2,257
Foreign currency exchange rate impacts(1)(5)	(486)	956
Other adjustments(1)(6)	(327)	2
Tax effect on adjustments(7)	(2,664)	(6,122)
Excess tax shortfall (benefit) from stock-based compensation	218	(3,028)
Adjusted net income	$3,615	$15,679

Net loss per share, diluted(8):
Net loss per share, diluted	$(0.03)	$(0.00)
Loss on extinguishment of debt(1)(2)	0.02	0.02
IPO-related stock-based compensation expense(1)(3)	0.05	0.11
Transaction costs(1)(4)	—	0.01
Foreign currency exchange rate impacts(1)(5)	—	0.01
Other adjustments(1)(6)	—	—
Tax effect on adjustments(7)	(0.02)	(0.04)
Excess tax shortfall (benefit) from stock-based compensation	—	(0.02)
Adjusted net income per diluted share	$0.02	$0.09
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024 and the partial redemption of our Senior Secured Notes on March 4, 2024 and February 6, 2025.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps, and unrealized (gains) losses on forward contracts. Beginning in fiscal 2025, this line does not include realized (gains) losses on forward contracts. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change.
(6)Other adjustments for the thirteen weeks ended March 29, 2025 includes a change in the fair value of acquisition-related contingent consideration.
(7)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.
(8)For the thirteen weeks ended March 29, 2025 and March 30, 2024, Adjusted net income per diluted share includes 5.6 million and 6.8 million, respectively, of potential shares of common stock relating to awards of stock options and restricted stock units that were excluded from the calculation of GAAP diluted net loss per share as their inclusion would have had an antidilutive effect.

A reconciliation of the Company’s fiscal 2025 outlook for net income and net income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share is presented in the table below:

	Fifty-Three Weeks Ended
	January 3, 2026
(in millions, except per share amounts)	Low End	High End
Net income:
Net income	$36	$52
Loss on extinguishment of debt(1)(2)	3	3
IPO-related stock-based compensation expense(1)(3)	26	26
Tax effect on adjustments(4)	(3)	(3)
Adjusted net income*	$62	$77

Net income per share, diluted:
Net income per share, diluted	$0.21	$0.31
Loss on extinguishment of debt(1)(2)	0.02	0.02
IPO-related stock-based compensation expense(1)(3)	0.15	0.15
Tax effect on adjustments(4)	(0.02)	(0.02)
Adjusted net income per diluted share*	$0.37	$0.46
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effect of the loss on extinguishment of debt in relation to the partial redemption of our Senior Secured Notes on February 6, 2025.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.

The following unaudited table presents a reconciliation of GAAP net loss to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	March 29, 2025	March 30, 2024
Net loss	$(4,723)	$(467)
Interest expense, net	14,814	16,076
Income tax benefit	(941)	(4,492)
Depreciation and amortization	19,358	18,301
Loss on extinguishment of debt(1)	2,718	4,088
Stock-based compensation expense(2)	11,536	19,129
Lease intangible asset expense(3)	833	877
Transaction costs(4)	—	2,257
Foreign currency exchange rate impacts(5)	(486)	956
Other adjustments(6)	(327)	2
Adjusted EBITDA	$42,782	$56,727
Net loss margin	(1.3)%	(0.1)%
Adjusted EBITDA margin	11.6%	16.0%

(1)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024 and the partial redemption of our Senior Secured Notes on March 4, 2024 and February 6, 2025.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps, and unrealized (gains) losses on forward contracts. Beginning in fiscal 2025, this line does not include realized (gains) losses on forward contracts. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change.
(6)Other adjustments for the thirteen weeks ended March 29, 2025 includes a change in the fair value of acquisition-related contingent consideration.

A reconciliation of the Company’s fiscal 2025 outlook for GAAP net income to Adjusted EBITDA is presented in the table below:

	Fifty-Three Weeks Ended
	January 3, 2026
(in millions)	Low End	High End
Net income	$36	$52
Interest expense, net	66	66
Income tax expense	21	25
Depreciation and amortization	75	75
Loss on extinguishment of debt(1)	3	3
Stock-based compensation expense(2)	41	41
Lease intangible asset expense(3)	3	3
Adjusted EBITDA	$245	$265
(1)Removes the effect of the loss on extinguishment of debt in relation to the partial redemption of our Senior Secured Notes on February 6, 2025.
(2)Represents non-cash stock based compensation expense related to stock options and restricted stock units granted to certain of the Company’s employees and directors.
(3)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.

Constant Currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
March 29, 2025
U.S. Retail	$210,765	$—	$210,765	$18,185	9.4%
Canada Retail	128,635	8,434	137,069	2,950	2.2%
Other	30,745	713	31,458	3,985	14.5%
Total net sales	$370,145	$9,147	$379,292	$25,120	7.1%
March 30, 2024
U.S. Retail	$192,580	n/a	$192,580	n/a	n/a
Canada Retail	134,119	n/a	134,119	n/a	n/a
Other	27,473	n/a	27,473	n/a	n/a
Total net sales	$354,172	n/a	$354,172	n/a	n/a
n/a - not applicable

Supplemental Metrics
The Company uses the below supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Comparable Store Sales(1)
U.S.	4.2%	2.3%
Canada	0.6%	(2.6)%
Total(2)	2.8%	0.3%
Number of Stores
U.S.	172	155
Canada	166	159
Total(2)	353	326
Other Metrics
Pounds processed (lbs mm)	262	238
On-site donations and GreenDrop as a % of total pounds processed	74.0%	71.9%
Sales yield(3)	$1.38	$1.41
Cost of merchandise sold per pound processed	$0.64	$0.66
(1)Comparable store sales is the percentage change in comparable store sales over the comparable period in the prior fiscal year. Beginning in fiscal 2025, comparable store sales is defined as sales by stores that have been in operation for all or a portion of 14 months. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change. For the periods presented, comparable store sales exclude stores acquired in the 2 Peaches acquisition. Comparable store sales is measured in local currency for Canada, while total comparable store sales is measured on a currency neutral basis.
(2)Total comparable store sales and total number of stores include our Australia retail locations, in addition to retail stores in the U.S. and Canada.
(3)The Company defines sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.